                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             SCM MICROSYSTEMS, INC.,
                             A DELAWARE CORPORATION

                         MICROTECH INTERNATIONAL, INC.,
                             A DELAWARE CORPORATION

                          MICROTECH INTERNATIONAL, INC.
                            A CONNECTICUT CORPORATION

                                       AND

                THE SHAREHOLDERS OF MICROTECH INTERNATIONAL, INC.


                            DATED AS OF JUNE 27, 2000

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
ARTICLE I THE MERGER.............................................................................1

        1.1    The Merger........................................................................1
        1.2    Effective Time....................................................................2
        1.3    Effect of the Merger..............................................................2
        1.4    Certificate of Incorporation; Bylaws..............................................2
        1.5    Directors and Officers............................................................2
        1.6    Merger Consideration; Contingent Merger Consideration; Effect on
               Capital Stock.....................................................................2
        1.7    Dissenting Shares.................................................................4
        1.8    Escrow............................................................................5
        1.9    Surrender of Certificates; Payment of Merger Consideration........................5
        1.10   No Further Ownership Rights in Company Common Stock...............................6
        1.11   Lost, Stolen or Destroyed Certificates............................................6
        1.12   Taking of Necessary Action; Further Action........................................7
        1.13   Merger Consideration Adjustment...................................................7
        1.14   Contingent Merger Consideration...................................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................9

        2.1    Organization, Standing and Power.................................................10
        2.2    Capital Structure................................................................10
        2.3    Authority, Conflicts, Consents...................................................11
        2.4    Company Financial Statements.....................................................11
        2.5    Liabilities......................................................................12
        2.6    No Changes.......................................................................12
        2.7    Tax Matters......................................................................14
        2.8    Restrictions on Business Activities..............................................16
        2.9    Title to Properties; Absence of Liens and Encumbrances; Condition of
               Equipment........................................................................16
        2.10   Intellectual Property............................................................16
        2.11   Agreements, Contracts and Commitments............................................17
        2.12   Customers and Vendors............................................................19
        2.13   Interested Party Transactions....................................................19
        2.14   Governmental Authorization.......................................................19
        2.15   Litigation.......................................................................19
        2.16   Accounts Receivable..............................................................20
        2.17   Minute Books.....................................................................20
        2.18   Environmental Matters............................................................20
        2.19   Brokers' and Finders' Fees.......................................................21
        2.20   Employee Benefit Plans and Compensation..........................................21

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                               PAGE
                                                                                               ----
        2.21   Insurance........................................................................23
        2.22   Compliance with Laws.............................................................24
        2.23   Complete Copies of Materials.....................................................24
        2.24   Disclosure Schedule..............................................................24

ARTICLE III REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS...................................24

        3.1    Capital Structure................................................................24
        3.2    Authority, Conflicts, Consents...................................................25
        3.3    Brokers' and Finders' Fees.......................................................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SCM AND MERGER SUB.................................25

        4.1    Organization, Standing and Power.................................................25
        4.2    Authority........................................................................25
        4.3    No Material Adverse Change.......................................................26
        4.4    Valid Issuance...................................................................26
        4.5    '34 Act Reports, Financial Statements............................................26

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME...................................................27

        5.1    Conduct of Business of the Company...............................................27
        5.2    No Solicitation..................................................................29

ARTICLE VI ADDITIONAL AGREEMENTS................................................................29

        6.1    Access to Information............................................................29
        6.2    Expenses.........................................................................30
        6.3    Public Disclosure................................................................30
        6.4    Consents.........................................................................30
        6.5    FIRPTA Compliance................................................................30
        6.6    Legal Requirements...............................................................30
        6.7    Notification of Certain Matters..................................................31
        6.8    Employment and Non-Competition Agreements........................................31
        6.9    Investor Certificates............................................................31
        6.10   Further Assurances...............................................................31
        6.11   Third Party Expenses.............................................................31
        6.12   Certain Additional Agreements....................................................32
        6.13   Certain Additional Indemnification Provisions....................................32


                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                               PAGE
                                                                                               ----
ARTICLE VII CONDITIONS TO THE MERGER............................................................32

        7.1    Conditions to Obligations of Each Party to Effect the Merger.....................32
        7.2    Additional Conditions to Obligations of Company..................................33
        7.3    Additional Conditions to the Obligations of SCM and Merger Sub...................34

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.................................35

        8.1    Survival of Representations and Warranties; Acknowledgement of
               Indemnification..................................................................35
        8.2    Escrow Arrangements..............................................................35

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER....................................................43

        9.1    Termination......................................................................43
        9.2    Effect of Termination............................................................44
        9.3    Amendment........................................................................44
        9.4    Extension; Waiver................................................................44

ARTICLE X GENERAL PROVISIONS....................................................................44

        10.1   Notices..........................................................................44
        10.2   Interpretation...................................................................46
        10.3   Counterparts.....................................................................46
        10.4   Entire Agreement; Assignment.....................................................46
        10.5   Severability.....................................................................46
        10.6   Other Remedies...................................................................47
        10.7   Governing Law....................................................................47
        10.8   Rules of Construction............................................................47
        10.9   Waiver of Jury Trial.............................................................47

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                               PAGE
                                                                                               ----
        10.10  Waiver of Certain Damages........................................................47

                                     INDEX OF EXHIBITS


Exhibit               Description

Exhibit A             Certificates of Merger

Exhibit B             Director and Officers of the Surviving Corporation

Exhibit C             Form of Investor Certificate

Exhibit D             Form of Employment & Non-Competition Agreement

Exhibit E             Form of Legal Opinion of Counsel to SCM

Exhibit F             Form of Registration Rights Agreement

Exhibit G             Form of Legal Opinion of Counsel to the Company

                           AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 27, 2000 by and among SCM Microsystems, Inc., a Delaware corporation ("SCM"), Microtech International, Inc., a Delaware corporation and a wholly-owned subsidiary of SCM ("Merger Sub"), Microtech International, Inc., a Connecticut corporation (the "Company"), and the Company shareholders set forth on the signature pages hereto (the "Shareholders").

                                    RECITALS

      A. The Boards of Directors of each of the Company, SCM and Merger Sub believe it is in the best interests of each company and their respective shareholders that SCM acquire the Company through the statutory merger of the Company with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

      B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of common stock of the Company (the "Company Common Stock") shall be converted into the right to receive consideration consisting of cash and common stock shares of SCM (the "SCM Common Stock") having a value of up to twenty million dollars ($20,000,000) payable in accordance with the terms and subject to the conditions set forth in this Agreement, of which up to five million dollars ($5,000,000) will be payable pursuant to the contingent earn-out contemplated in Section 1.14 of this Agreement.

      C. A portion of the consideration issuable by SCM in connection with the Merger shall be placed in escrow by SCM, the release of which shall be contingent upon certain events and conditions.

      D. The Company, the Shareholders, SCM and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

      E. The Company, the Shareholders, SCM and Merger Sub desire to treat the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Connecticut Business Corporations Act (the "CBCA") and the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Merger Sub, and the separate corporate existence of the Company shall cease, and the Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of SCM. The Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by SCM and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the appropriate Certificate of Merger with the Secretary of State of the State of Connecticut in the form attached hereto as Exhibit A1 (the "Connecticut Certificate of Merger"), in accordance with the relevant provisions of the CBCA, and the appropriate Certificate of Merger with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A2 (the "Delaware Certificate of Merger," and together with the Connecticut Certificate of Merger, the "Certificates of Merger") (the time of acceptance by the Secretary of State of the State of Connecticut and the Secretary of State of the State of Delaware of such applicable filing being referred to herein as the "Effective Time").

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the CBCA and DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

      1.4   Certificate of Incorporation; Bylaws.

            (a) Unless otherwise determined by SCM prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

            (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      1.5 Directors and Officers. The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit B hereto.

      1.6 Merger Consideration; Contingent Merger Consideration; Effect on Capital Stock. The aggregate consideration (the "Merger Consideration") to be provided by SCM and Merger Sub in exchange for all outstanding Company Common Stock shall consist of (i) shares of SCM Common Stock having a value of up to ten million dollars ($10,000,000) as determined in accordance with the terms of this Agreement and (ii) cash in an amount of up to ten million dollars ($10,000,000), in each case, subject to adjustment as set forth in Section 1.13 below and subject to the provisions of Sections 1.8 and 1.14 below and Article VIII hereof. Of this amount, (x) fifteen million dollars ($15,000,000) shall be payable on the Closing Date, subject to adjustment as set forth in Section 1.13 below and subject to the provisions of
Section 1.8 below (the "Closing Merger Consideration"), and (y) up to five million dollars ($5,000,000) shall be payable pursuant to the earn-out provisions of Section 1.14 hereof subject to the provisions of Section 1.8 below (the "Contingent Merger Consideration"). The foregoing payments shall be made equally in cash and shares of SCM Common Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Common Stock, the following shall occur:

            (c)   Definitions.

                  (i) Aggregate Common Number. The "Aggregate Common Number" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                  (ii) Closing Escrow Amount. The "Closing Escrow Amount" shall be two million and two hundred fifty thousand dollars ($2,250,000) comprised of cash in the amount of one million one hundred and twenty-five thousand dollars ($1,125,000) and 14,871 shares of SCM Common Stock (representing $1,125,000 of SCM Common Stock based on the SCM Stock Price) and representing in the aggregate 15% of the Closing Merger Consideration payable to the Company Shareholders prior to any adjustment thereof; such amount is to be deducted from the Closing Merger Consideration and placed in escrow in accordance with the provisions of
Section 1.8 and Article VIII of this Agreement.

                  (iii) Per Share Closing Cash Payment. The "Per Share Closing Cash Payment" shall be an amount equal to the quotient obtained by dividing (x) an amount equal to $7,500,000 (as adjusted to the Closing pursuant to Section 1.13) less one million one hundred and twenty-five thousand dollars ($1,125,000) (representing the cash portion of the Closing Escrow Amount), by (y) an amount equal to the Aggregate Common Number. By way of example only, at the time of execution of this Agreement the Aggregate Common Number is represented by the Company to be 19,525 shares; accordingly, assuming Closing Merger Consideration of $14,900,000 and a Closing Escrow Amount of $2,250,000, the Per Share Closing Cash Payment would be $323.94 or (I) $7,450,000 less $1,125,000 divided by (II) 19,525 shares.

                  (iv) Per Share Closing SCM Stock Payment. The "Per Share Closing SCM Stock Payment" shall be an amount equal to the quotient obtained by dividing (x) 99,141 shares of SCM Common Stock (as adjusted to the Closing pursuant to Section 1.13) less 14,871 shares of SCM Common Stock (representing the one million one hundred and twenty-five thousand dollars ($1,125,000) stock portion of the Escrow Amount) by (y) an amount equal to the Aggregate Common Number.

                  (v) Proportionate Interest. The "Proportionate Interest" applicable to each holder of record of Company Common Stock as of immediately prior to the Effective Time shall mean the quotient obtained by dividing (x) the total number of shares of Company Common Stock held of record by such Shareholder as of immediately prior to the Effective Time, by (y) the Aggregate Common Number.

                  (vi) "SCM Stock Price" shall mean $75.65, being the average closing price for SCM Common Stock on the NASDAQ for the ten trading days ending on and including June 9, 2000.

            (b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined and to the extent provided in Section 1.7(a)) will at the Effective Time be canceled and extinguished and converted automatically into the right to receive the following consideration:

                  (i) the right to receive at or promptly following the Closing an amount equal to the Per Share Closing Cash Payment and the Per Share Closing SCM Stock Payment;

                  (ii) the right to receive a Proportionate Interest of any amounts distributable as Contingent Merger Consideration pursuant to Section
1.14 hereof after giving effect to the deposit to the Escrow Fund of fifteen percent (15%) of the aggregate Contingent Merger Consideration pursuant to
Section 1.8; and

                  (iii) the right to receive a Proportionate Interest of any amounts distributable from the Escrow Fund to such holders pursuant to Article VIII hereof;

provided; however, that any rights to receive SCM Common Stock by the Shareholders under this sub-section 1.6 shall be proportionately adjusted for any stock split, stock dividend, recapitalization or similar transaction of SCM occurring after the date hereof.

            (c) Capital Stock of Merger Sub. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall represent one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

      1.7   Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has satisfied the requirements of Section 33-861(a) of the CBCA to exercise his dissenter's rights with respect to such shares and who, as of the Effective Time, has ceased to be entitled to payment for his shares under Section 33-855 to 33-872, inclusive, of the CBCA or has waived his right to demand payment under Section 868(b) of the CBCA ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the CBCA.

            (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall cease to be entitled to payment for his shares under Section 33-855 to 33-872, inclusive, of the CBCA or shall waive his right to demand payment under Section 868(b) of the CBCA then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares, subject to the conditions set forth below and throughout this Agreement, including without limitation the escrow provisions set forth in Section 1.8 and Article VIII hereof.

            (c) The Company shall give SCM (i) prompt notice of its receipt of any notice of intent to demand payment pursuant to Section 33-861(a) or of any demand for payment pursuant to Section 33-863 of the CBCA, and any other written notices and demands from the dissenting shareholder and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands, provided that the Company will control the defense of all such proceedings and any negotiations. The Company will be responsible for all of its own costs in defending and negotiating any such claims. The Company shall not, except with the prior written consent of SCM, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that SCM or the Company makes any payment or payments in respect of any Dissenting Shares, SCM shall be entitled to recover under the terms of Article VIII hereof (x) the aggregate amount by which such payment or payments exceed the aggregate Merger Consideration that otherwise would have been payable in respect of such Dissenting Shares plus (y) the aggregate fees and expenses (including reasonable attorneys' fees and expenses) incurred by SCM or the Company in connection with calculating, settling or litigating the amount of, or making, any such payment.

      1.8 Escrow. Promptly after the Effective Time, SCM shall deposit cash and the SCM Common Stock constituting the Closing Escrow Amount into the Escrow Fund established pursuant to Article VIII below. In connection with any payment of Contingent Merger Consideration pursuant to Section 1.14, SCM shall cause to be deposited into the Escrow Fund, established pursuant to Article VIII, fifteen percent (15%) of such aggregate Contingent Merger Consideration (payable equally in cash and SCM Common Stock).

      1.9   Surrender of Certificates; Payment of Merger Consideration.

            (a) SCM to Provide Cash and SCM Stock. At the Effective Time, SCM shall pay to the Shareholders the cash portions of the Merger Consideration, and promptly after the Effective Time, SCM shall make available for exchange in accordance with this Article I, the SCM Common Stock portions of the Merger Consideration, payable on the Closing Date pursuant to Section 1.6 provided, that, such payments shall be reduced by the Closing Escrow Amount, which SCM shall deposit into the Escrow Fund pursuant to Section 1.8 and Article VIII below.

            (b)   Exchange Procedures.

                  (i) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause to be delivered to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to SCM and shall be in such form and have such other provisions as SCM may reasonably specify) and (ii) instructions for use in effecting the surrender of the

Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to SCM or to such agent or agents as may be appointed by SCM, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to Section 1.6 (subject to Section 1.13 and subject to the escrow provisions of Section 1.8 and Article VIII) and the Certificate so surrendered shall forthwith be canceled. Notwithstanding the foregoing, no Stockholder will receive any SCM Common Stock unless SCM shall have prior to such time received an Investor Certificate from that Stockholder in the form attached hereto as Exhibit C. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock, will be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration in respect of each such share (subject to Sections 1.7 and 1.13 and subject to the escrow provisions of Section 1.8 and Article VIII). Notwithstanding the foregoing, if a Shareholder surrenders his or its Certificates and delivers an Investor Certificate on the Closing Date, such Shareholder will receive the cash portion of the Merger Consideration (less the applicable amount deposited to the Escrow Fund) on the Closing Date. Upon prior request, such payments will be made by wire transfer to an account designated by the applicable Shareholder in writing two days prior to the Closing Date.

            (c) Transfers of Ownership. If any payment is to be made to a person other than the holder in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that the Certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

            (d)   No Liability. Notwithstanding anything to the contrary in this
Section 1.9, none of SCM, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (e) Additional Agreement. Kazuo Kanayama has agreed to transfer his 175 shares to C.S.K. (as defined below) prior to the Effective Time. In the event such transfer has not occurred prior to the Effective Time, Mr. Kanayama hereby irrevocably instructs SCM and the Company that all merger consideration payable with respect to the 175 shares held by him shall be paid as directed by C.S.K.

      1.10 No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I (subject to the escrow provisions of Article VIII).

      1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, SCM shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit in a form satisfactory to SCM and its counsel of that fact by the holder thereof, such amount as may be required pursuant to this
Article I; provided, however, that SCM may, in its discretion and as a condition precedent to the issuance thereof, require the owner of any such lost, stolen or destroyed Certificates to deliver a bond in such sum as SCM may reasonably direct as indemnity against any claim that may be made against SCM or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub or to vest SCM with a 100% ownership interest in the Surviving Corporation, the officers and directors of the Surviving Corporation are fully authorized in the name of the Company and the Surviving Corporation or otherwise to take, and will take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.

      1.13 Merger Consideration Adjustment. The Merger Consideration will be subject to adjustment, but without duplication, as follows:

            (a) C.S.K.-Ele Note Adjustment. If the principal amount of the subordinated promissory note payable by the Company to C.S.K. Electronics Corporation ("C.S.K." and the "C.S.K.-Ele Note," respectively), together with interest thereon accrued through the Closing Date, shall exceed $500,000, the Merger Consideration payable on the Closing Date shall be reduced by such excess.

            (b) Finova Adjustment. If the principal amount of indebtedness payable by the Company to Finova Capital Corporation (the "Finova Note"), together with interest thereon accrued through the Closing Date and any prepayment penalty thereon, shall exceed $2,000,000 the Merger Consideration payable on the Closing Date shall be reduced by such excess.

            (c) Expense Adjustment. In accordance with Section 6.2 of this Agreement, in the event that the Third Party Expenses (as defined in Section 6.2 hereof) incurred by the Company exceed $60,000, then (i) to the extent any such excess is known as of the Closing Date the Merger Consideration payable pursuant to Section 1.6 shall be reduced by the amount of such excess, and (ii) to the extent any such excess is not known as of the Closing Date the excess shall when known be paid to SCM out of the Escrow Fund described in Article VIII.

            (d) Payment of Closing Date Adjustments. All adjustments to the Merger Consideration on the Closing Date shall be made equally to the cash and SCM Common Stock portion of such payment. The reductions in shares of SCM Common Stock shall be based on the SCM Stock Price (as defined in Section 1.6).

      1.14 Contingent Merger Consideration. In addition to the Closing Merger Consideration payable pursuant to Section 1.6, in the event that the Company shall achieve the Qualified Product Revenue (as defined in Schedule 1.14 hereto) levels specified in Schedule 1.14 hereto with respect to either of the Periods specified below, subject to the escrow provisions of Section 1.8 and Article VIII, the Shareholders shall be entitled to receive Contingent Merger Consideration in an aggregate amount up to $2,500,000 with respect to such Period and $5,000,000 with respect to both Periods. The terms and provisions of
Schedule 1.14 hereto (including those related to the calculation of any Contingent Merger Consideration payable with respect to either Period and certain operational covenants) are incorporated herein by reference.

            (a) Definitions. As used in this Section 1.14 and Schedule 1.14, the following terms have the specified meanings:

                  (i) "Period 1" shall mean the period commencing on the earlier of the day after the Closing Date and July 1, 2000 and ending on December 31, 2000.

                  (ii) "Period 2" shall mean the six month period commencing on January 1, 2001 and ending on June 30, 2001.

            (b) Calculation and Certification. The calculation of any Contingent Merger Consideration payment for any Period (as determined in accordance with Schedule 1.14) shall be set forth in a certificate (the "Contingent Payment Calculation Certificate") setting forth in reasonable detail the calculation of the Contingent Merger Consideration, if any, payable with respect to such Period, which certificate shall be certified by the Chief Financial Officer of SCM. The Contingent Payment Calculation Certificate shall be delivered to the Shareholders' Agent (with a copy to Bingham Dana LLP as specified in Section 9.4 herein) as soon as practicable after the end of each Period but in any event within fourteen (14) days of the last day of such Period. SCM will give the Shareholders' Agent and its representatives reasonable access during normal business hours to the relevant books and records of the Company as required to verify the accuracy of the Contingent Payment Calculation Certificate.

            (c) Dispute. At any time within 20 days following the delivery of the Contingent Payment Calculation Certificate by SCM to the Shareholders' Agent (the "Review Period"), the Shareholders' Agent may dispute any amounts reflected or not reflected in the calculation of the Contingent Merger Consideration payable with respect to such Period and the Shareholders' Agent will notify SCM of each such disputed item, and will specify the amount thereof in dispute, not later than the expiration of the Review Period. If SCM and the Shareholders' Agent are able to resolve all the disputed items, then the Contingent Payment Calculation Certificate agreed upon by SCM and the Shareholders' Agent will be final, binding and conclusive on the parties hereto. If SCM and the Shareholders' Agent are unable to resolve any disputed item and are therefore unable to agree as to the Contingent Payment Calculation Certificate within 10 days following the expiration of the

Review Period, then (i) SCM shall cause to be paid that portion, if any, of any Contingent Merger Consideration payment that is not in dispute and (ii) such dispute shall be resolved by arbitration in the same manner as provided in
Section 8.2(f)(ii) with respect to Escrow Fund disputes.

            (d) Payment. To the extent that any payment of Contingent Merger Consideration is due, the cash and SCM Common Stock distributable to the Shareholders as provided above shall be payable as follows. Each Shareholder shall be entitled to receive an amount equal to the product of (x) the aggregate amount of funds and the number of shares of SCM Common stock to be so distributed by SCM to the Shareholders (after the required deposit to the Escrow Fund pursuant to Section 1.8), times (y) such Shareholder's Proportionate Interest. Such amount shall be payable to any holder at such holder's most recent address of record on the books of the Company, and shall be payable promptly after determination of achievement (and in any event within 45 days of completion of the review determining such achievement). Notwithstanding the foregoing, no Company shareholder will receive any SCM Common Stock unless SCM shall have prior to such time received an Investor Certificate from such Shareholder prior to or on the Closing Date.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as disclosed in a document of even date herewith and delivered by the Company to SCM prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to SCM as set forth in this Article II.

      2.1 Organization, Standing and Power. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified. Section 2.1 of the Company Disclosure Schedule sets forth a listing of each Company subsidiary indicating its jurisdiction of organization and its capitalization. The Company has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of the Company and each of its subsidiaries, each as amended to date, to SCM. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. The Company is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by the Company free and clear of all liens, charges, claims, security interests or other encumbrances of any sort ("Liens") or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating the Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Neither the Company nor any subsidiary directly or indirectly owns any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any other corporation, partnership, joint venture or other business association or entity.

      2.2   Capital Structure.

            (a) The authorized capital stock of the Company consists of 50,000 shares of Company Common Stock, of which 19,525 shares are issued and outstanding. The shares of the Company Common Stock held by each of the Shareholders is set forth next to such Shareholders name on the signature page hereto. The Company Common Stock is held entirely by the Shareholders that are parties to this Agreement. There are no other outstanding shares of capital stock or voting securities. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of Company Common Stock are free of any Liens and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company or such Shareholder is a party or by which the Company or such Shareholder is bound.

            (b) Neither the Company nor any of its subsidiaries has issued any options, warrants, calls, rights, commitments or agreements of any character to which the Company or such subsidiary is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or such subsidiary or obligating the Company or such subsidiary to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

      2.3   Authority, Conflicts, Consents.

            (a) The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

            (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties or assets or any of the Shareholders.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to the Company, any of its subsidiaries or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger as provided in Section 1.2, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, the securities laws of any foreign country and federal antitrust laws. Section 2.3(c) of the Company Disclosure Schedule sets forth a full and complete list of all necessary consents, waivers and approvals of third parties applicable to the operations of the Company or its subsidiaries that are required to be obtained by the Company or its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

      2.4   Company Financial Statements.

            Section 2.4(a) of the Company Disclosure Schedule includes the Company's audited consolidated financial statements (balance sheets, statements of operations, statements of shareholder's equity and statements of cash flows) as of December 31, 1999 and 1998 and for the periods ended December 31, 1999 and 1998, and the Company's unaudited unconsolidated balance sheet and statement of operations as of and for the three (3) months ended March 31, 2000 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated (except that the unaudited financial statements for the three (3) months ended March 31, 2000, are subject to normal recurring adjustments and do not contain the footnotes necessary to be in accordance with
GAAP). The Financial Statements present fairly the financial position and operating results of the Company as of the dates and during the periods indicated therein. The balance sheet of the Company as of December 31, 1999 is hereinafter referred to as the "December Balance Sheet." The unaudited balance sheet of the Company as of March 31, 2000 is hereinafter referred to as the "March Balance Sheet." Since December 31, 1999 there has been no material change in the Company's accounting policies. Also enclosed as part of Schedule 2.5 is a balance sheet of the Company's Japanese subsidiary as of March 31, 2000 (the "Subsidiary Balance Sheet"). The Subsidiary Balance Sheet presents fairly the financial position of the Japanese subsidiary as of such date.

      2.5 Liabilities. As of the date of this Agreement, except for obligations incurred in the ordinary course of business which individually do not exceed $10,000 and which in the aggregate do not exceed $50,000, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, which under GAAP would be required to be reflected in a consolidated balance sheet of the Company as of the date of this Agreement, which individually or in the aggregate, (i) has not been reflected in the March Balance Sheet or the March 31, 2000 balance sheet of the Company's Japanese subsidiary included as part of Section 2.4 of the Company Disclosure Schedule and (ii) has not been specifically described in this Agreement or in the Company Disclosure Schedule and specifically identified herein or therein as not being included in the March Balance Sheet or the Subsidiary Balance Sheet.

      2.6 No Changes. Since December 31, 1999 to the date of this Agreement, there has not been, occurred or arisen any:

            (a) transaction by the Company or its subsidiaries except in the ordinary course of business as conducted on that date;

            (b) capital expenditure or commitment by the Company or its subsidiaries that has exceeded $50,000 individually or $100,000 in the aggregate;

            (c) destruction of, damage to or loss of any material assets, business or customer of the Company or its subsidiaries (whether or not covered by insurance);

            (d) labor trouble or claim of wrongful discharge of which the Company or its subsidiaries has received written notice or of which the Company is aware or other unlawful labor practice or action; Section 2.6(d) of the Company Disclosure Schedule includes a list of all employees who have been terminated by the Company since January 1, 1998;

            (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (f) revaluation by the Company of any of its assets other than depreciation as required by GAAP and reflected on the March Balance Sheet or depreciation since March 31, 2000 at the same rate as during the first quarter of 2000;

            (g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Company Common Stock, or any split, combination or reclassification of any of the Company Common Stock or the issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company Common Stock, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of the Company Common Stock (or options, warrants, or other rights exercisable therefor);

            (h) increase of over 10% in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person, or grants of options or other employee stock awards;

            (i) sale, lease, license or other disposition of any of the assets or properties of the Company or any of its subsidiaries, except in the ordinary course of business;

            (j) amendment or termination or violation of any material contract, agreement or license to which the Company or any of its subsidiaries is a party or by which it or they are bound other than termination by the Company or such subsidiary pursuant to the terms thereof in the ordinary course of business;

            (k) loan by the Company or any of its subsidiaries to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurring by the Company or any of its subsidiaries of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of the Company or any of its subsidiaries of any indebtedness (other than the endorsement of checks in the ordinary course of business), issuance or sale of any debt securities of the Company or any of its subsidiaries or guaranteeing of any debt securities of others;

            (l) waiver or release of any material right or claim of the Company or any of its subsidiaries, including any material write-off or other compromise of any account receivable of the Company;

            (m) the commencement or notice or, to the knowledge of the Company or its subsidiaries, threat of commencement of any lawsuit or proceeding against or investigation of the Company or any of its subsidiaries or their affairs;

            (n) claim asserted to the Company (including any director or officer thereof) of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.10 below), or to the knowledge of the Company, of infringement by the Company or any of its subsidiaries of any third party's Intellectual Property rights;

            (o) issuance, sale or exchange by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities;

            (p) change in pricing or royalties set or charged by the Company, other than pricing changes made in the ordinary course of business;

            (q) any event or condition of any character that has had or is reasonably likely to have an effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operating, results of operations or, to the Company's knowledge, prospects of the Company and its subsidiaries taken as a whole (a " Material Adverse Effect"); or

            (r) agreement by the Company, any of its subsidiaries or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than by negotiations with SCM and its representatives regarding the transactions contemplated by this Agreement).

      2.7   Tax Matters.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, and similar assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

            (b)   Tax Returns and Audits.

                  (i) The Company as of the Effective Time will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes attributable to the Company and such Returns are or will be true and correct in all respects and have been or will be completed in accordance with applicable law, except in any instance where failure to do so will not give rise to any future liability.

                  (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue whether or not shown on the Returns and (B) will have withheld and remitted in a timely manner with respect to its employees all federal and state income taxes that are required to be withheld, Taxes that are required to be withheld pursuant to the Federal Insurance Contribution Act and Taxes that are required to be withheld pursuant to the Federal Unemployment Tax Act.

                  (iii) Since December 31, 1997, the Company has not been delinquent in the payment of any Tax. There has been no Tax deficiency assessed or proposed against the Company which has not been resolved with the appropriate tax authorities and paid or properly accrued, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect.

                  (iv) The Company has not been informed that any audit or examination of any return of the Company by any Tax authority is presently in progress nor are there any claims against the Company for Taxes for any period or periods, and no written notice of any outstanding claim for Taxes, whether pending or threatened, has been received by the Company.

                  (v)    The Company is an accrual basis taxpayer.

                  (vi) There are no Liens on the assets of the Company relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                  (vii) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

                  (viii) The Company is not a party to a tax sharing, indemnification or allocation agreement (other than this Agreement).

                  (ix) The Company is not, and has not been within the time period set forth in Section 897(c)(i)(A)(ii), a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (x) Copies of (A) any Tax examinations, (B) extensions of statutory limitations for the collection or assessment of Taxes and (C) the Returns of the Company for the last three fiscal years for which Returns have been filed have been delivered to SCM.

                  (xi)   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                  (xii) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and does not have any liability for the Taxes of another person other than the Company or any of its subsidiaries under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

                  (xiii) Neither the Company nor any of its subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Merger.

      2.8 Restrictions on Business Activities. As of the date of this Agreement, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its subsidiaries is a party or, to the knowledge of the Company, otherwise binding upon the Company or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its subsidiaries or the conduct of business as currently conducted or as proposed to be conducted by the Company or any of its subsidiaries.

      2.9 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

            (a) Section 2.9(a) of the Company Disclosure Schedule sets forth a list of all real property currently owned or leased by the Company and its subsidiaries and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, is reasonably likely to give rise to a default) of the Company.

            (b) The Company and its subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets free and clear of any Liens, except as reflected in the Company Financial Statements and except for Liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

            (c) The equipment owned or leased by the Company, taken as a whole, is (i) adequate for the conduct of the business of the Company as currently conducted (ii) generally in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

      2.10  Intellectual Property.

            (a) The Company and its subsidiaries own, or are licensed or otherwise possess, legally sufficient rights to use, all trademarks, trade names, service marks, copyrights, and any registration applications therefor, maskworks, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are necessary for the conduct in all material respects of the business of the Company and its subsidiaries as currently conducted.

            (b) The Company and its subsidiaries own no patents, patent applications, trademark, trade names or service mark registrations or registration applications, or registered copyrights.

            (c) Section 2.10(c) of the Company Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company or any subsidiary is a party and pursuant to which the Company or a subsidiary of the Company is authorized to use Intellectual Property of any third person or pursuant to which any other person is authorized to use Intellectual Property of the Company and which agreement is material to the Company and its subsidiaries, taken as a whole, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither the Company nor any subsidiary is in violation in any material respect of any license, sublicense or agreement described on such list. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, (i) will not cause the Company or any subsidiary to be in violation or default under any such license, sublicense or agreement, (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) require the Company or any subsidiary to repay any funds already received by it from a third party.

            (d) No claims contesting the Company's (or any subsidiary's) ownership of or right to use Intellectual Property, or asserting any right of a third party to use any Intellectual Property, have been asserted in writing or, to the knowledge of Brian Campbell or Menon Hudah, been otherwise made, to the Company or its agents, nor to the Company's knowledge are there any grounds for any valid claims (i) against the use by the Company or any subsidiary of any Intellectual Property used in the Company's business as currently conducted by the Company, or (ii) challenging the validity, effectiveness, or ownership by the Company of any of the Intellectual Property.

            (e) To the knowledge of the Company, (i) there is no unauthorized use, infringement or misappropriation of any of the Intellectual Property owned by the Company by any third party, including any employee or former employee of the Company, and (ii) no Intellectual Property or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation, to which the Company or any of its subsidiaries is a party restricting in any manner the licensing thereof by the Company. The Company has a policy requiring each employee materially involved in proprietary aspects of the Company's business to execute nondisclosure of proprietary information and confidentiality agreements in the Company's standard forms, and all current and former employees of the Company involved in proprietary aspects of the Company's business have executed such an agreement.

      2.11  Agreements, Contracts and Commitments.

            (a) Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, and except for any of the following for which neither the Company or any subsidiary has any further liability or benefit owed by the counterparty, as of the date of this Agreement, each of the Company and its subsidiaries is not a party to nor is it bound by:

                  (i)   any collective bargaining agreements,

                  (ii) any agreements or arrangements that contain any severance pay, post-employment liabilities or obligations or "golden parachute" provisions (or similar provisions which provide for payment of consideration upon the completion of the transactions contemplated herein),

                  (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                  (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                  (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein,

                  (vi)   any fidelity or surety bond or completion bond,

                  (vii) any lease of personal property having annual lease payments individually in excess of $25,000,

                  (viii) any agreement of indemnification, warranty or guaranty other than any such agreement entered into in the ordinary course of business or other than such indemnification, warranty or guaranty agreement which are substantially similar in nature to those provided in the ordinary course of business,

                  (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                  (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000,

                  (xi) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company's business or any subsidiary's business,

                  (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit (other than sales on credit in ordinary course),

                  (xiii) any distribution, joint marketing or product development agreement,

                  (xiv) other than outstanding purchase orders issued or accepted by the Company or its subsidiaries in the ordinary course of business, any agreement, contract or commitment with (A) any customer which, during the last two fiscal years of the Company, accounted, or is expected to account during the Company's current fiscal year, for more than 10% of the Company's revenue, or (B) any vendor listed in Schedule 2.12, or

                  (xv) any other agreement, contract or commitment that requires or would reasonably be expected to require payment of $50,000 or more or is not cancelable without penalty within thirty (30) days.

            (b) Except for any alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all as noted in Section 2.11(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment set forth in Section 2.10 or Section 2.11(a) of the Company Disclosure Schedule (a "Company Contract"). Each Company Contract is in full force and effect and, except as otherwise disclosed in Section 2.11(b) of the Company Disclosure Schedule, is not subject to any default thereunder of which the Company or any subsidiary is aware by any party obligated to the Company or any subsidiary pursuant thereto.

      2.12 Customers and Vendors. Neither the Company nor any of its subsidiaries have any customers (other than SCM) which, during 1998 and 1999, accounted, or is reasonably expected to account during 2000, for more than 10% of the Company's revenue. Section 2.12 of the Company Disclosure Schedule lists out the ten largest vendors of the Company and its subsidiaries, taken as a whole during 1998, 1999 and as reasonably expected to account during 2000.

      2.13 Interested Party Transactions. No officer, director or, to the Company's knowledge, employee or shareholder of more than 5% of the Company Common Stock (nor, to the Company's knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Section 2.11 of the Company Disclosure Schedule; provided, however, that passive ownership of no more than five percent (5%) of the outstanding voting stock of a corporation or mutual fund shall not be deemed an "interest in any entity" for purposes of this
Section 2.13.

      2.14 Governmental Authorization. Section 2.14 of the Company Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity as of the date of this Agreement (i) pursuant to which the Company or its subsidiaries currently operate or hold any interest in any of its or their properties or (ii) which is required for the operation of its or their business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and its subsidiaries to operate or conduct their business or hold any interest in their properties or assets as currently operated, conducted or held.

      2.15 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or to the Company's knowledge, an investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against the Company or any of its subsidiaries, or, to the knowledge of the Company and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that has a reasonable risk of having a Material Adverse Effect.

      2.16 Accounts Receivable. All accounts receivable of the Company reflected on the March Balance Sheet ("Accounts Receivable") of the Company arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and, except as set forth in Schedule
2.16 of the Company Disclosure Schedule, are collectible or are fully reserved for as set forth in the March Balance Sheet. Except as set forth in Section 2.15 of the Company Disclosure Schedule, no person has any Lien on any such Accounts Receivable and as of the date of this Agreement, no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

      2.17 Minute Books. The minute books of the Company made available to counsel for SCM are the only minute books of the Company.

      2.18  Environmental Matters.

            (a) As of the date of this Agreement, no substance that is regulated by any foreign, federal, state or local governmental authority or that has been designated by any such authority to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (herein, a "Hazardous Material") is present in, on or under any property that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased (herein, a "Company Facility"), except as permitted by and managed in accordance with applicable law.

            (b) Prior to January 1, 1994, to the Company's knowledge, and since January 1, 1994, neither the Company nor any of its subsidiaries has transported, stored, used, disposed of, manufactured, released or exposed its employees or any other person to Hazardous Materials ("Hazardous Materials Activity") in violation of any applicable foreign, federal, state or local statute, rule, regulation, order or law.

            (c) Each of the Company and its subsidiaries was at all times prior to January 1, 1994, to the Company's knowledge, and has been at all times since January 1, 1994, in compliance with all foreign, federal, state and local laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials.

            (d) As of the date of this Agreement, no action, proceeding, permit revocation, writ, injunction or claim is pending before any agency, court or tribunal, foreign or domestic or, to the knowledge of the Company and its subsidiaries, threatened, concerning the Hazardous Materials Activities of the Company or any of its subsidiaries and/or any Company Facilities, and neither the Company nor any of its subsidiaries has knowledge of any fact or circumstance which could involve the Company or any of its subsidiaries in any environmental litigation or impose any environmental liability upon the Company or any of its subsidiaries.

      2.19 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section 2.19 of the Company Disclosure
Schedule identifies all Third Party Expenses (as defined in Section 6.2) expected to be incurred as of the date of this Agreement by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

      2.20  Employee Benefit Plans and Compensation.

            (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, or other arrangements including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active or former employee, director or consultant of the Company who has worked or provided services for the Company (an "Employee," which shall for this purpose mean an Employee of the Company or any Affiliate (as defined below)), any subsidiary of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code (an "Affiliate"), with respect to which the Company has any liability, are listed in
Section 2.20(a) of the Company Disclosure Schedule (the "Plans"). The Company has provided to SCM: (i) correct and complete copies of all documents embodying each Plan, International Employee Plan (as defined below), and each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit, or other agreement, contract or understanding between the Company or any Affiliate and any Employee since January 1, 1994 ("Employment Agreement"), including (without limitation) all amendments to each such Plan and/or Employment Agreement, and all material written agreements and contracts relating to each such Plan and/or International Plan (including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts, trust agreements, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan); (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, filed under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, distributed pursuant to ERISA with respect to each Plan; (iv) all Internal Revenue Service ("IRS") determination, opinion, notification and/or advisory letters; (v) all correspondence during the preceding three (3) years to or from any governmental agency relating to any Plan; (vi) all forms and notices pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); (vii) discrimination tests performed for each Plan with respect to the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (ix) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all communications to Employees relating to any Plan and relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to the Company or any Affiliate; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan.

            (b) The Company has performed in all material respects all obligations required to be performed by it under, is not in any material respect in default or violation of, and has no knowledge of any material default or violation by any other party to each Plan, and each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to each such Plan. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) is pending, or to the knowledge of the Company is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or Department of Labor (the "DOL") with respect to any Plan. All contributions or payments required to be made as of the date hereof to any Plan have been timely made. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code: (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its tax-qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to SCM in writing, or as required by this Agreement), or to enter into any new Plan. By their respective terms, each Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time without material liability to SCM, the Company or any of its Affiliates (other than administration expenses and premiums and expenses for benefits accrued but not yet paid).

            (c) Neither the Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code. At no time after January 1, 1994, and to the Company's knowledge prior to January 1, 1994, has the Company or any of its Affiliates contributed to or been obligated to contribute to any "multiemployer plan," as such term is defined in Section 3(37) of ERISA or to any plan described in Section 413 of the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code, and
Section 408 of ERISA, has occurred with respect to any Plan which could subject the Company to material liabilities.

            (d) After January 1, 1994, and to the Company's knowledge prior to January 1, 1994, neither the Company nor any of its Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Women's Health and Cancer Rights Act, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, or any similar provisions of state law applicable to Employees of the Company or any of its Affiliates. None of the Plans promises or provides retiree medical benefits to any person except as required by applicable law, and after January 1, 1994, and to the Company's knowledge prior to January 1, 1994, neither the Company nor any of its Affiliates has contracted or to its knowledge, represented or promised (whether in oral or written form) to provide such retiree benefits to any Employee or dependent thereof, except to the extent required by statute.

            (e) Neither the Company nor any of its Affiliates is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No Employee of the Company or any of its Affiliates is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of the Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of the Company, threatened labor dispute involving the Company or any of its Affiliates and any group of its employees nor has the Company or any of its Affiliates experienced any labor interruptions over the past three (3) years, and the Company and its Affiliates consider their relationships with their Employees to be good. The Company and its Affiliates are in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

            (f) Except as disclosed in Schedule 2.20(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee; or (ii) result in any payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

            (g) Each International Employee Plan (as defined below) has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has liabilities that under applicable law or the terms of the International Employee Plan are required to be funded currently but are unfunded and that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company, the Surviving Corporation or SCM from terminating or amending any International Employee Plan at any time for any reason without material liability to the Company, the Surviving Corporation, SCM or any of their respective Affiliates (other than administration expenses and premiums and expenses for benefits accrued but not yet paid). For purposes of this Section "International Employee Plan" shall mean each Plan that has been adopted or maintained by the Company or any of its Affiliates, or with respect to which the Company or any Affiliate has any liability, for the benefit of Employees outside the United States.

      2.21 Insurance. Section 2.21 of the Company Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries. As of the date of this Agreement, there is no claim by the Company or its subsidiaries pending under any of such policies or bonds as to which the Company or its subsidiaries has received notice that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). As of the date of this Agreement, the Company and its subsidiaries have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      2.22 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

      2.23 Complete Copies of Materials. The Company has delivered or made available to SCM true and complete copies of each agreement, contract, commitment or other document that is referred to in the Company Disclosure Schedule. To the Company's knowledge, it has responded in all material respects to the requests in the due diligence list previously submitted by SCM.

      2.24 Disclosure Schedule. The Company Disclosure Schedule has been prepared and executed by the Company and dated and delivered on the date of this Agreement. The Company has endeavored to disclose in the Company Disclosure Schedule each item of information in each separate Section in which such item may reasonably be required to be disclosed.

                                  ARTICLE III

                REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS

      Except as disclosed in the Company Disclosure Schedule, each of the Shareholders, severally as to such Shareholder, represents and warrant to SCM as set forth in this Article III.

      3.1   Capital Structure.

            (a) The shares of the Company Common Stock held by such Shareholder is as set forth next to such Shareholder's name on the signature page hereto. Except as provided in Section 1.9(e), such Shareholder is not a party to any option, warrant, purchase right or other contract or commitment that requires such Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). Such Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to any voting of any capital stock of the Company.

            (b) Except as provided in Section 1.9(e), such Shareholder represents that all the outstanding shares of Company Common Stock it holds are free of any Liens and is not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the such Shareholder is a party or by which such Shareholder is bound.

      3.2   Authority, Conflicts, Consents.

            (a) Such Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms.

            (b) The execution and delivery of this Agreement by such Shareholder does not, and the consummation of the transactions contemplated hereby will not conflict with (i) any provision of the organizational documents of such Shareholder, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger as provided in
Section 1.2, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, the securities laws of any foreign country and federal antitrust laws.

      3.3 Brokers' and Finders' Fees. Such Shareholder has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF SCM AND MERGER SUB

      SCM and Merger Sub represent and warrant to the Company and the Shareholders as follows:

      4.1 Organization, Standing and Power. SCM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of SCM and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, or results of operations of SCM or the ability of SCM and Merger Sub to consummate the transactions contemplated hereby.

      4.2 Authority. Each of SCM and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of SCM and Merger Sub. This Agreement has been duly executed and delivered by SCM and Merger Sub and constitutes the valid and binding obligations of SCM and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the charter documents of, SCM and Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to SCM and Merger Sub in connection with the execution and delivery of this Agreement by SCM and Merger Sub or the consummation by SCM and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger with the Secretary of State of the States of Connecticut and Delaware and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws, the laws of any foreign country and federal antitrust laws.

      4.3 No Material Adverse Change. Since March 31, 2000 to the date of this Agreement, there has not been, occurred or arisen any event or condition of any character that has had or creates a reasonable risk of having a material adverse effect on the business, assets, financial condition, results of operations, or prospects of SCM and its subsidiaries, taken as a whole, it being understood that changes in SCM's traded market price or SCM's failure to meet financial analysts' expectations shall not in and of themselves constitute a material adverse effect on SCM (an "SCM Material Adverse Effect").

      4.4 Valid Issuance. The shares of SCM Common Stock to be issued as Merger Consideration pursuant to the Merger, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or other statutory right of stockholders and will be issued in compliance with applicable federal and state securities laws.

      4.5   '34 Act Reports, Financial Statements.

            (a) SCM's reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 1999 (the "SCM '34 Act Reports") (i) are all the reports required to be filed by SCM during such period, (ii) have been prepared in accordance with the requirements of the Exchange Act, as the case may be, and filed on a timely basis and (iii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the SCM `34 Act Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of SCM and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      5.1 Conduct of Business of the Company. Except as set forth in Schedule 5.1, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that SCM shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due unless validly withheld, to pay or perform other obligations when due, and, to the extent consistent with such business and except as agreed to by SCM and the Company, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement, the Company (and each of its subsidiaries) shall not, without the prior written consent of SCM:

            (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 2.6 hereof;

            (b) Transfer to any person or entity any material rights to the Company's Intellectual Property (other than such transfers effectuated in the ordinary course of business);

            (c) Enter into or amend any agreements not cancelable by the Company without penalty on thirty (30) days notice or less pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

            (d) Materially amend, terminate or violate any distribution agreement or material contract, agreement or license which the Company is a party or by which it is bound other than termination by the Company pursuant to the terms thereof in the ordinary course of business and without financial penalty to the Company;

            (e)   Commence any material litigation;

            (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock, or split, combine or reclassify any Company Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock (or options, warrants or other rights exercisable therefor);

            (g) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

            (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws (or comparable organizational documents);

            (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company, or propose or discuss any of the foregoing with any party other than SCM;

            (j) Sell, lease, license or otherwise dispose of or contract for the disposition or acquisition of any of properties or assets in excess of $50,000 except in the ordinary course of business consistent with the Company's current business plan;

            (k) Incur any indebtedness for borrowed money (except with respect to indebtedness incurred by the Company in the ordinary course of business and under existing term loans or revolving credit lines) or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

            (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed in Section 2.11(a) or
Section 2.20 of the Company Disclosure Schedule;

            (m) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than hirings and terminations in the ordinary course of business and other than customary increases associated with annual reviews scheduled during such period;

            (n) Revalue any of its assets including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (o) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business or liabilities reflected or reserved against in the Financial Statements (or the notes thereto);

            (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (q) Enter into any product development, joint marketing or other strategic arrangement or agreement; or

            (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (q) above, or any other action that would prevent the Company from performing or cause the Company not to perform the transactions contemplated herein or its covenants hereunder.

      5.2   No Solicitation.

            (a) Until the earlier of (i) the Closing, or (ii) 12:00 midnight on August 30, 2000, the Shareholders and the Company will not (nor will the Shareholders or the Company permit any of the Shareholders' or the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than SCM or its designees: (i) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition by any person other than SCM of the Company or any of its subsidiaries or any material portion of the business of the Company and its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets, business combination, consolidation or otherwise) (an "Alternative Acquisition") or of any material portion of its or their capital stock or assets (an "Equity Transaction"), (ii) provide information with respect to it or any of its subsidiaries to any person, other than SCM, relating to or in connection with an Alternative Acquisition or Equity Transaction, (iii) enter into an agreement with any person, other than SCM, providing for an Alternative Acquisition or Equity Transaction or (iv) make or authorize any statement, recommendation or solicitation in support of an Alternative Acquisition or Equity Transaction.

            (b) If, prior to the Effective Time or the termination of this Agreement, the Company or any of its subsidiaries receives any bona fide offer or proposal relating to any of the above, the Company shall immediately notify SCM thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      6.1 Access to Information. The Company shall afford SCM and its accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable notice during the period prior to the Effective Time or termination of this Agreement to (a) all of the Company's properties, books, contracts, commitments and records, and (b) with the consent of the Company, which consent shall not be unreasonably withheld, all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as SCM may reasonably request including, without limitation, access upon reasonable request to the Company's employees, customers and vendors for due diligence inquiry and information relating to the Company's accounts receivable and the collectability thereof. The Company agrees to provide to SCM and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. All information provided pursuant to

Section 6.1 is subject to the terms of the letter agreement, dated May 31, 2000 between the Company and SCM (the "Confidentiality Agreement").

      6.2 Expenses. If the Merger is consummated, all fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties for which the Company has agreed to be responsible ("Third Party Expenses"), shall be the obligation of the Surviving Corporation, provided, that, to the extent the aggregate Third Party Expenses of the Company exceed $60,000, an adjustment shall be made to the Merger Consideration pursuant to Section 1.13(c). If the Merger is not consummated, the Company shall bear all Third Party Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Each other party (including without limitation the Shareholders) shall bear all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

      6.3 Public Disclosure. Unless otherwise required by law, the parties hereto agree that they shall not make any disclosure, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, relating to the terms and conditions of this Agreement and the transactions contemplated hereby, except for, and notwithstanding anything to the contrary in Section 6.1 herein, (a) upon execution of the Agreement, a joint announcement by SCM and the Company of the intention of the parties to effect the transactions contemplated herein (disclosing only the nature but not the terms of the transaction), in such manner as SCM and the Company shall jointly determine, (b) such disclosures as may be required by applicable law (provided that the disclosing party shall use reasonable efforts to notify the other party in advance and an opportunity to review the terms of the proposed disclosure), and (c) such other disclosures as the parties shall mutually agree. Notwithstanding the foregoing, however, and except as may be otherwise required by law, the amount of the Merger Consideration shall not be disclosed, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, by any party without the consent of the other parties.

      6.4 Consents. Prior to the Effective Time, each of SCM and the Company shall promptly apply for or otherwise seek, and use all commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use all commercially reasonable efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. Each Shareholder party hereto hereby consents to this Agreement and the Merger contemplated thereby and agrees to execute such other consent or instrument as SCM or its counsel shall reasonably request to evidence such consent, including any Shareholder approvals in a form required to satisfy the CBCA.

      6.5 FIRPTA Compliance. On the Closing Date, the Company shall deliver to SCM a properly executed statement in a form reasonably acceptable to SCM conforming to the requirements of Treasury Regulation Section 1.1445-2(c)(3).

      6.6 Legal Requirements. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

      6.7 Notification of Certain Matters. The Company shall give prompt notice to SCM, and SCM shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of the Company and SCM, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at the Effective Time and (ii) any failure of the Company or SCM, as the case may be, to comply in any material respect with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

      6.8 Employment and Non-Competition Agreements. The Company shall deliver or cause to be delivered to SCM, concurrently with the execution of this Agreement, from (i) Brian Campbell and Menon Hudah, an executed Employment and Non-Competition Agreements in the form attached hereto as Exhibit D and (ii) Alan Jones and Balcony Limited an agreement containing the provisions of Section
1.10 of Exhibit D with respect to his agreement not to sell his shares of SCM Common Stock except in accordance with the terms of such agreement (the "Jones Agreement"). SCM hereby represents that Exhibits D1-D5 of Exhibit D are the form agreements of SCM, which are signed by all employees of SCM, including Andrew Warner and all of its other executive officers other than such differences relating to "at-will" employment, solicitation of employees, and arbitration matters.

      6.9 Investor Certificates. Each Shareholder agrees to deliver or cause to be delivered to SCM, concurrently with the execution of this Agreement from each Stockholder an executed Investor Certificate in the form attached hereto as Exhibit C.

      6.10 Further Assurances. Each of the parties to this Agreement shall use all commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill or cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      6.11 Third Party Expenses. The Company shall use all commercially reasonable efforts to cause all Third Party Expenses to be determined and invoiced to the Company prior to the Closing.

      To the extent required, SCM shall advance funds to the Company (on terms reasonably satisfactory to SCM to ensure payment) in an amount sufficient to repay the C.S.K.-Ele Note, the FINOVA Note and any prepayment fees thereunder and all obligations owed by Microtech Japan to Fuji Bank (the "Fuji Debt").

      6.12 Certain Additional Agreements. SCM covenants that it will maintain Errors & Omissions insurance with respect to the business of the Company, consistent with past practice of the Company, until and including August 15, 2001.

      6.13 Certain Additional Indemnification Provisions. SCM covenants that, for a period of six years after the Closing Date, it will provide substantially the same indemnification coverage and exculpation provisions currently available under the Company's Certificate of Incorporation and By-Laws to current officers and directors of the Company and to former officers and directors of the Company during the last two years immediately prior to the Effective Date, who were covered by such provisions, for their acts as officers and directors of the Company up until the Closing Date; provided, however that any payments for such indemnification arising out of any claim, loss, expense, liability or other damage, including reasonable attorneys' fees and disbursements in connection with any action, suit or proceeding, made prior to, and including August 15, 2001, excluding any claim asserted by SCM or its affiliates other than a claim for which SCM is entitled to indemnification pursuant to the express terms of
Section 8.2, be deemed to be Losses under the Escrow Fund and SCM shall have the right to offset the Escrow Fund to the extent of such Losses as provided for under sub-section 8.2(m).

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

      7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Corporate Approvals. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Shareholders.

            (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or restricting the conduct or operations of the business of the Surviving Corporation shall be in effect, nor shall any proceeding brought by a Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger unlawful.

            (c) Governmental Approval. Each of SCM, Merger Sub, the Shareholders and the Company (and the Company's subsidiaries) shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the transactions contemplated hereby. All waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR") relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals, if any, required to be obtained prior to the Merger shall have been obtained.

      7.2 Additional Conditions to Obligations of Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations and Warranties. The representations and warranties of SCM and Merger Sub contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and
(ii) shall be true and correct in all material respects on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such particular date or for such particular period), with the same force and effect as if made on and as of the Closing Date, except, with regard to the foregoing clause (ii), in such cases where the failure to be so true and correct would not have or be reasonably likely to have a Material Adverse Effect on SCM. The Company shall have received a signed certificate of SCM's Chief Financial Officer with respect to the foregoing; provided, however, that such certificate will state that execution and delivery thereof by SCM's Chief Financial Officer is not intended to create personal liability with respect thereto.

            (b) Agreements and Covenants. SCM and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and the Company shall have received a signed certificate of SCM's Chief Financial Officer to such effect; provided, however, that such certificate will state that execution and delivery thereof by SCM's Chief Financial Officer is not intended to create personal liability with respect thereto.

            (c) Claims. There shall not have occurred any claims (whether asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of SCM.

            (d) Legal Opinion. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to SCM and Merger Sub, substantially in the form of Exhibit E hereto.

            (e) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against SCM, Merger Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

            (f) Registration Rights. SCM shall have entered into the Registration Rights Agreement in the form of Exhibit F hereto which shall be in full force and effect.

            (g) Company Shareholder Agreement Conditions. The conditions to C.S.K.-Ele's obligations under Section 6.2 of the Company Shareholders Agreement made as of December 27, 1999 (the "Company Shareholder Agreement") shall have been satisfied or waived in writing by C.S.K.-Ele, which conditions include payment in full of the C.S.K.-Ele Note; release of C.S.K.-Ele from its guarantees under the Company California real property lease; and payment in full of the Fuji Debt.

            (h) No Material Adverse Effect. There shall not have occurred an SCM Material Adverse Effect (as defined in Section 4.3).

            (i) SCM Employment and Non-Competition Agreement; Balcony Limited Agreement. SCM shall have entered into the Employment and Non-Competition Agreements with Brian Campbell and Menon Hudah and the Jones Agreement (as defined in Section 6.8) with Alan Jones, each of which shall be in full force and effect as against SCM.

      7.3 Additional Conditions to the Obligations of SCM and Merger Sub. The obligations of SCM and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by SCM:

            (a) Representations and Warranties. The representations and warranties of the Company and the Shareholders contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date or for a particular period (which shall have been true and correct in all material respects as of such particular date or for such particular period), with the same force and effect as if made on and as of the Closing Date, except, with regard to the foregoing clause (ii), in such cases (other than the representations in Sections 2.2) where the failure to be so true and correct would not have or be reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. SCM shall have received a signed certificate of the Company's Chief Executive Officer with respect to the foregoing; provided, however, that such certificate will state that execution and delivery thereof by the Company's Chief Executive Officer is not intended to create personal liability with respect thereto.

            (b) Agreements and Covenants. The Company and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and SCM shall have received a signed certificate of the Company's Chief Executive Officer to such effect; provided, however, that such certificate will state that execution and delivery thereof by the Company's Chief Executive Officer is not intended to create personal liability with respect thereto.

            (c) Claims. There shall not have occurred any claims (whether asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or could reasonably be anticipated to have a Material Adverse Effect.

            (d) Third Party Consents. All consents, waivers, and approvals listed on Schedule 7.3(d) shall have been obtained, including the consent of Ingram Micro.

            (e) Legal Opinion. SCM shall have received a legal opinion from Bingham Dana LLP, legal counsel to the Company, substantially in the form of Exhibit G hereto.

            (f) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against SCM, Merger Sub or the Company (including its subsidiaries), their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

            (g) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

            (h) Employment and Non-Competition Agreement; Jones Agreement. SCM shall have received executed Employment and Non-Competition Agreements from Brian Campbell and Menon Hudah and the Jones Agreement (as defined in Section 6.8) from Alan Jones, each of which shall be in full force and effect.

            (i) Dissenters Rights. Except for shareholders holding in the aggregate less than 5% of the outstanding Company Common Stock, no Company shareholders shall have exercised, nor shall they continue to have the right to exercise, dissenters' rights with respect to the transactions contemplated by this Agreement.

            (j) Payment and Release. The Company shall have received pay-off letters, in customary form, including, to the extent applicable, forms of Uniform Commercial Code termination statements (the "UCC Termination Statements"), reasonably acceptable to SCM, with respect to the C.S.K.-Ele Note, the FINOVA Note and the Fuji Debt stating that upon receipt of all applicable funds, such entities will release the Company from all obligations thereunder and release all liens thereunder, and to the extent applicable, immediately execute the UCC Termination Statements upon receipt of such funds.

            (k) Company Shareholders Agreement. The Company Shareholders Agreement shall have been terminated.

                                  ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

      8.1 Survival of Representations and Warranties; Acknowledgement of Indemnification. All covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement (including SCM's) shall survive the Merger and expire on 11:59 P.M., P.T. on August 15, 2001.

      8.2   Escrow Arrangements.

            (a) Escrow Fund. As provided in Section 1.8, promptly after the Effective Time, SCM shall deposit the Closing Escrow Amount with Greater Bay Trust Company (or another institution acceptable to SCM and the Shareholders' Agent (as defined in Section 8.2(g) below)), as Escrow Agent (the "Escrow Agent"). In addition, prior to the payment of any Contingent Merger Consideration payable to the Shareholders pursuant to Section 1.14, SCM shall deposit 15% of each Contingent Merger Consideration payment with the Escrow Agent. All amounts so paid to the Escrow Agent shall constitute, collectively, an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. Each Shareholder's portion of the Closing Escrow Amount or aggregate Contingent Merger Consideration contributed to the Escrow Fund shall correspond to such Shareholder's Proportionate Interest. The Escrow Fund shall be available to compensate SCM and its affiliates (i) for the payment to SCM of any adjustments to the Merger Consideration pursuant to Section 1.13 of this Agreement, to the extent such adjustments to the Merger Consideration are not made on or prior to the Closing, and (ii) subject to paragraph (o), for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees and disbursements in connection with any action, suit or proceeding, to the extent of the amount of such claim, loss, expense, liability or other damage (collectively "Losses") that SCM or any of its affiliates has actually incurred (or, in the case of an extension of the Escrow Period pursuant to Section 8.2(b)(ii), reasonably anticipates incurring), by reason of the breach by the Company or the Shareholders of any representation, warranty, covenant or agreement of the Company or the Shareholders contained herein (including the Company Disclosure Schedule);

                  Each Shareholder acknowledges that notwithstanding that such Shareholder has not made the representations and warranties made by the Company, it is understood and agreed that each Shareholder must indemnify SCM jointly and severally for items (i) and (ii) described in the immediately preceding sentence; provided, however, that claims for Losses incurred as a result of a breach by a specific Shareholder ("Specific Shareholder Claims") shall be satisfied solely out of such Shareholder's Proportionate Interest in the Escrow Fund until such Proportionate Interest in the Escrow Fund is exhausted and no other Shareholder's Proportionate Interest in the Escrow Fund shall be used to satisfy any such Losses. SCM and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Notwithstanding the foregoing, SCM shall not be entitled to receive any disbursement with respect to any Loss or Losses under
Section 8.2(a)(ii) arising in respect of any individual occurrence or circumstance unless the amount of the aggregate Losses of SCM under Section 8.2(a)(ii) shall exceed $150,000, and then SCM shall be entitled to recover from the Escrow Fund only the total of its Losses in excess of $150,000.

            (b) Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall remain in existence until August 15, 2001 (the "Escrow Period"), subject to extension as set forth below. At the expiration of the Escrow Period, the Escrow Fund and all accumulated interests and dividends thereon shall be released from escrow to the Shareholders of the Company entitled to receive the Merger Consideration hereunder, in an amount equal to the entire initial Escrow Fund and all accumulated interests and dividends thereon less an amount equal to the sum of
(i) all amounts theretofore paid out of the Escrow Fund to SCM and its affiliates pursuant to this Article VIII and (ii) an amount equal to such portion of the Escrow Fund which, in the reasonable judgment of SCM, subject to the objection of the Shareholders' Agent

(as defined in Section 8.2(g)) and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the end of the Escrow Period (which amount shall remain in the Escrow Fund (and which shall cause the Escrow Fund to remain in existence) until such claims have been resolved). As soon as all such claims have been resolved, the Escrow Agent shall deliver to the eligible Shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Subject to any claims paid individually by a Shareholder to satisfy Specific Shareholder Claims, deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 8.2(b) shall be made according to each Shareholder's Proportionate Interest in the Escrow.

            (c)   Protection of Escrow Fund.

                  (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of SCM and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                  (ii) Any shares of SCM Common Stock or other equity securities issued or distributed by SCM (including shares issued upon a stock split, stock dividend, recapitalization or other similar event) ("New Shares") in respect of SCM Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of SCM Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on SCM Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                  (iii) Each Company Shareholder shall be shown as the record owner on SCM's books and records and shall have voting rights with respect to the shares of SCM Common Stock held in the Escrow Fund on behalf of such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of SCM Common Stock).

            (d) Claims Upon Escrow Fund. Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of SCM (an "Officer's Certificate"): (A) stating that SCM has incurred and paid or properly accrued Losses, or reasonably anticipates that it may have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was incurred and paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(a) and 8.2(e) hereof, deliver to SCM out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses, computed in accordance with Section 8.2(m).

            (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered by the Escrow Agent to the Shareholders' Agent, and for a period of thirty (30) days after such delivery the Escrow Agent shall make no delivery to SCM of any Escrow Amount specified in such Officer's Certificate unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of an amount from the Escrow Fund, computed in accordance with Section 8.2(m), in accordance with such Officer's Certificate and Section 8.2(d) hereof, provided, that, no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

            (f)   Resolution of Conflicts; Arbitration.

                  (i) In case the Shareholders' Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Shareholders' Agent and SCM shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and SCM should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum signed by SCM and the Shareholders' Agent and distribute amounts from the Escrow Fund in accordance with the terms thereof.

                  (ii) If no such agreement can be reached after good faith negotiation, either SCM or the Shareholders' Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. SCM and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall, within ten (10) business days after the last day of any hearings on any motion, issue a definitive ruling on such motion. The arbitrators shall also, within twenty (20) business days from the last day of any hearings regarding the imposition of sanctions or the issuance of any awards, issue a definitive ruling on the imposition of any such sanctions or the issuance of any such award in such arbitration. The arbitrators shall also establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                  (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. Each party to any arbitration pursuant to this Section 8.2(f) shall pay its own expenses; the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be borne equally by SCM, on the one hand, and the Shareholders' Agent, on the other.

            (g)   Shareholders' Agent; Power of Attorney.

                  (i) Brian Campbell shall be appointed as agent and attorney-in-fact (the "Shareholders' Agent") for each Shareholder on whose behalf a portion of the Merger Consideration was deposited into escrow, for and on behalf of the Shareholders, to give and receive notices and communications, to authorize delivery to SCM of cash from the Escrow Fund in satisfaction of claims by SCM, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to SCM or in the event of the death or permanent disability of the Shareholders' Agent; provided, that, the Shareholders' Agent may not be removed or replaced unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall not receive compensation for his or her services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders.

                  (ii) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholders' Agent and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of the Shareholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Agent.

                  (iii) The Shareholders' Agent shall be entitled to submit a claim to and receive reimbursement from the Escrow Agent out of the Escrow Fund for all reasonable, documented and out-of-pocket expenses incurred by the Shareholders' Agent as a result of his or her acting as the Shareholders' Agent, in an aggregate amount not to exceed $40,000. Any expenses or costs incurred by the Shareholders' Agent from which he or she does not receive reimbursement from the Shareholders' Agent Expense Fund shall be borne by the Shareholders' Agent, unless it is an expense or cost for which such Shareholders' Agent may be reimbursed pursuant to Section 8.2(g)(ii). After the Shareholders' Agent has incurred $40,000 in expenses, it will be entitled to seek contribution from other Shareholders for any excess expenses prior to incurring any additional expenses.

            (h) Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all the Shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and SCM may rely upon any such decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Shareholder. The Escrow Agent and SCM are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

            (i) Third-Party Claims. In the event SCM becomes aware of a third-party claim which SCM believes may result in a demand against the Escrow Fund, SCM shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Shareholders who have monies in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. SCM shall consult with the Shareholders' Agent prior to the settlement any such claim and discuss with the Shareholders' Agent in good faith any input regarding the claim and potential settlement the Shareholders' Agent may have prior to any settlement. After such consultation, SCM shall have the right to settle any such claim; provided, however, that except with the consent of the Shareholders' Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund and to the extent the Shareholders' Agent does not in good faith agree with such settlement, in connection with the resolution of disputes relating thereto, the Shareholders' Agent will be entitled to contest in arbitration, as provided herein, the right of SCM to be reimbursed out of the Escrow Funds on the grounds
(i) that there was no breach of a representation, warranty or covenant in this Agreement, and/or (ii) SCM did not vigorously defend such claim and as a result the settlement amount is higher than it should have been. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under any provision of this
Article VIII to the amount of any claim by SCM against the Escrow Fund with respect to such settlement to the extent that such amount is consistent with the terms of such settlement.

            (j)   Escrow Agent's Duties.

                  (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of SCM and the Shareholders' Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                  (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to SCM and the Shareholders' Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows:
SCM and the Shareholders' Agent shall use their best efforts to mutually agree upon a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, SCM shall have the right to appoint a successor escrow agent (subject to the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld). The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

                  (vi) During the Escrow Period, the Escrow Agent shall invest the cash portion of the Escrow Fund solely in direct obligations of the United States government, the principal and interest of which are fully guaranteed by the United States government, any daily or weekly withdrawal money market fund investing solely in such obligations or interest-bearing or time deposits fully insured by the Federal Deposit Insurance Corporation, and short-term bankers' acceptances in any bank which is rated in one of the two highest ratings categories by Moody's Investor Service, Inc. or Standard & Poor's Corporation (collectively, "Permitted Investments"), or any combination of the foregoing. For purposes of this Agreement, any and all interest earned on the Escrow Fund during the Escrow Period as a result of any Permitted Investments shall be considered part of the Escrow Fund available for payment of Losses, reported by the Shareholders for tax purposes and distributed to the Shareholders upon termination of the Escrow Fund according to each such Shareholder's Proportionate Interest in the Escrow.

            (k) Exclusivity; Scope of Indemnity; Limitation of Liability. SCM, the Company and the Shareholders each acknowledge and agree that, after the Closing, SCM's and the Company's sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII, except for actual fraud. The Shareholders' exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be legal action against SCM brought on or prior to August 15, 2001. SCM's liability in any such legal action (including and without limitation, a claim for breach of representation, warranty or covenant) shall be limited to $1,125,000, except for actual fraud.

            (l) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid out of the Escrow Fund. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by the Agreement.

            (m) Withdrawals from the Escrow Fund. All claims and withdrawals from the Escrow Fund shall be allocated, to the extent possible, one half to the cash held in the Escrow Fund and one half to the SCM Common Stock held in the Escrow Fund; provided, however, that the Shareholders' Agent may provide for a substitute allocation--provided that such allocation provides for a greater cash portion--by providing written notice to the Escrow Agent prior to the expiration of the thirty (30) day period following delivery of the Officer's Certificate to the Escrow Agent as specified in sub-section 8.2(e) herein. Claims or withdrawals from the Escrow Fund that are paid in shares of SCM Common Stock shall be made proportionately, on the date of such claim or withdrawal from shares deposited on the Closing Date and, to the extent deposited, shares paid as Contingent Merger Consideration, based on a weighted-average formula using
(i) in the case of shares deposited on the Closing Date, the number of shares then held in the Escrow Fund attributable thereto and the SCM Stock Price (as defined in Section 1.6), and (ii) in the case of shares deposited as Contingent Merger Consideration, the number of shares then held in the Escrow Fund attributable thereto, as applied to each payment of the Contingent Merger Consideration and the applicable price used to calculate the number of shares payable as Contingent Merger Consideration pursuant to Section 1.14 (any of the prices mentions in items (i) and (ii) in this paragraph shall be deemed the "Applicable Stock Price"). To the extent that claims are made against the SCM Common Stock held in Escrow, upon written instruction from the Escrow Agent, SCM shall cancel the SCM Common Stock attributable to each such claim. Prior to the termination of the Escrow Period, upon receipt of the SCM Common Stock certificates originally provided to the Escrow Agent, SCM shall provide new stock certificates to the Escrow Agent evidencing the total number of shares of SCM Common Stock allocable to each Shareholder upon termination of the Escrow Period.

            (n) Waiver of Statutory Claims. SCM hereby waives and releases the Shareholders from any and all Losses, known or unknown, it may have under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") or any other statues or regulations relating to environmental matters now or hereafter in effect or any other statutes or regulations if the assertion of a right under such statute or regulation would circumvent the intended effect of paragraph (k) above. The Shareholders hereby waive and release SCM from any and all Losses, known or unknown, they may have under CERCLA or any other statutes or regulations relating to environmental matters now or hereafter in effect or any other statutes or regulations if the assertion of a right under such statute or regulation would circumvent the intended effect of paragraph (k) above. However, the parties acknowledge that this paragraph (n) is not intended to limit their right to seek indemnification pursuant to the express terms and limitations of this Article VIII, but is only intended to bar their pursuit of remedies not expressly set forth in this Article VIII.

            (o) Tax Effect and Insurance. The liability of the Shareholders under this Article VIII shall be reduced by any insurance proceeds received, and shall be reduced to reflect any tax benefit and increased to reflect any tax detriment actually realized, in each case by SCM or its affiliates as a result of any Losses upon which such indemnification claim is based and the receipt of the payment of any indemnity hereunder. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment to SCM or its affiliates of the indemnification claim, as adjusted to give effect to any such tax benefit or detriment, will make SCM or its affiliates as economically whole as is reasonably practical with respect to the Losses upon which the indemnification claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 8.2(f) of this Agreement.

            (p) Adjustment to Purchase Price. The parties agree that to the greatest extent possible the payment of any indemnity hereunder shall be treated as an adjustment to the Merger Consideration paid by SCM hereunder for tax purposes.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

            (a)   by mutual consent of the Company and SCM; or

            (b) by SCM or the Company if the Closing has not occurred by August 30, 2000, other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement which are required to be performed at or prior to the Effective Time; or

            (c) by SCM or the Company if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal; or

            (d) by SCM or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit SCM's or the Company's ownership or operation of all or a material portion of the business of the Company or (ii) compel SCM or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or SCM as a result of the Merger; or

            (e) by SCM if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, in either case, such that the conditions set forth in Section 7.3(a) or
(b) would not be satisfied as of the time of such breach; provided, that, if such breach is curable by the Company within twenty (20) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts SCM may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured within twenty (20) days following notification of such breach to the Company from SCM; or

            (f) by the Company if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of SCM or Merger Sub, in either case, such that the conditions set forth in Section 7.2(a) or (b) would not be satisfied as of the time of such breach; provided that, if such breach is curable by SCM within twenty (20) days through the exercise of its reasonable best efforts, then for so long as SCM continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 9.1(f) unless such breach is not cured within twenty (20) days following notice of such breach to SCM by the Company.

                  Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

      9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of SCM, Merger Sub or the Company, or their respective officers, directors or shareholders; provided, however, that each party shall remain liable for any willful or intentional breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 6.2 and 6.3 Article IX and Article X of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

      9.3 Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      9.4 Extension; Waiver. At any time prior to the Effective Time, SCM and Merger Sub, on the one hand, and the Company and the Shareholders, on the other hand, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X

                               GENERAL PROVISIONS

      10.1 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, in the case of international delivery, two (2) business days, (c) upon delivery, if delivered by hand, (d) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (e) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above):

            (a)   if to SCM, Merger Sub or the Surviving Corporation, to:

                        SCM Microsystems, Inc.
                        160 Knowles Drive
                        Los Gatos, California 95032
                        Attention: Andrew Warner, Chief Financial Officer Facsimile No.: (408) 370-4880

                  with a copy to:

                        Wilson Sonsini Goodrich & Rosati, P.C.
                        650 Page Mill Road
                        Palo Alto, California 94304-1050
                        Attention:  Kurt J. Berney, Esq.
                        Facsimile No.:  (650) 493-6811

            (b)   if to the Company, to:

                        Microtech International, Inc.
                        242 Branford Road
                        North Branford, CN 06471
                        Attn: Brian Campbell
                        Facsimile No.: (203) 243-2937

                  with a copy to:

                        Bingham Dana LLP
                        150 Federal Street
                        Boston, MA 02110-1726
                        Attn: John Utzschneider, Esq.
                        Facsimile No.: (617) 951-8736

            (c)   if to the Shareholders' Agent, to:

                        Microtech International, Inc.
                        242 Branford Road
                        North Branford, CN 06471
                        Attn: Brian Campbell
                        Facsimile No.: (203) 243-2937

            (d) if to the Shareholders to the addresses set forth on the signature pages hereto.

            (e)   if to the Escrow Agent, to:

                        Greater Bay Trust Company
                        400 Emerson Street, 2nd Floor
                        Palo Alto, California 94301
                        Attention:  Ana Paivah
                        Telephone No. (650) 614-5720
                        Facsimile No.:  (650) 473-1326

      10.2 Interpretation. Any reference to the Company's "knowledge" shall mean the actual knowledge of the Company's executive officers after due inquiry, which may be satisfied by consultation with the Company's executive officers and other key personnel as said executive officers or the Company deem appropriate. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.3 Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopier), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      10.4 Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder except that the Shareholders' Agent and the Escrow Agent shall have the express rights articulated in Article VIII hereof and except that Section 6.13 is intended to also benefit the persons referred therein; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that SCM and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

      10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the CBCA and the DGCL with respect to matters in this Agreement addressing the procedures and legal effect of the Merger, and with respect to everything else related to this Agreement, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Santa Clara County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

      10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      10.9 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY AGREEMENT, CONTRACT OR OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

      10.10 Waiver of Certain Damages. EACH OF THE SHAREHOLDERS AND SCM TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE (i) TO INCIDENTAL, CONSEQUENTIAL OR SPECIAL (INCLUDING PUNITIVE OR MULTIPLE) DAMAGES BASED UPON OR ARISING OUT OF A TERMINATION OF THIS AGREEMENT, UNLESS SUCH TERMINATION IS A RESULT OF A PARTY'S WILLFUL BREACH OF THE TERMS OF THIS AGREEMENT, OR (ii) AFTER THE EFFECTIVE TIME, IN THE CASE OF ARTICLE VIII, SPECIAL DAMAGES, (INCLUDING PUNITIVE OR MULTIPLE) WITH RESPECT TO CLAIMS FOR DAMAGES BETWEEN THE PARTIES HERETO, BUT SPECIFICALLY EXCLUDING ANY SUCH CLAIMS FOR DAMAGES ARISING AS A RESULT OF A THIRD PARTY CLAIM AGAINST SCM, THE COMPANY OR ANY OF THEIR SUCCESSORS.

      IN WITNESS WHEREOF, SCM, Merger Sub, the Company and the Shareholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                          MICROTECH INTERNATIONAL, INC.
                                          a Connecticut corporation


                                          By: /s/ Brian Campbell
                                             ----------------------------------
                                                  Brian Campbell
                                                  President

                                          Address:



                                          SCM MICROSYSTEMS, INC.
                                          a Delaware corporation


                                          By: /s/ Andrew Warner
                                             ----------------------------------
                                                  Andrew Warner,
                                                  Chief Financial Officer

                                          Address:   160 Knowles Drive
                                                     Los Gatos, California 95032
                                          Facsimile: 408-370-4880



                                          MICROTECH INTERNATIONAL, INC.
                                          a Delaware corporation


                                          By:  /s/ Andrew Warner
                                             ----------------------------------
                                                   Andrew Warner,
                                                   President

                                          Address:   160 Knowles Drive
                                                     Los Gatos, California 95032

                                          Facsimile: 408-370-4880

                                          THE SHAREHOLDERS:

                                          CAMPBELL & HUDAH LLC


                                          By:  /s/ Brian Campbell
                                             ----------------------------------
                                                   Brian Campbell
                                                   Manager

                                          Holder of 15,800 Shares

                                          Address: c/o Microtech International,
                                                   Inc.
                                                   242 Branford Road
                                                   North Branford, CT 06471


                                          C.S.K. ELECTRONICS CORPORATION


                                          By:  /s/ Takashi Miyano
                                             ----------------------------------
                                                   Takashi Miyano
                                                   President

                                          Holder of 1,775 Shares

                                          Address: 2-18-10 Sotokanda
                                                   Chiyoda-Ku
                                                   Tokyo 101-8991 Japan



                                          BALCONY LIMITED


                                          By:  /s/ Brian Dix    /s/ Sharon Parr
                                             ----------------------------------
                                                   Brian Dix        Sharon Parr
                                                   Director         Director


                                          Holder of 1,775 Shares

                                          Address: P.O. Box 137
                                                   St. Peters House
                                                   Le Bardage
                                                   St. Peters Port
                                                   Guernsey, GYI3HW
                                                   The Channel Islands

                                          KAZUO KANAYAMA


                                          By:  /s/ Kazuo Kanayama
                                             ----------------------------------
                                                   Kazuo Kanayama

                                          Holder of 175 Shares

                                          Address: 4-38-9 Nishigahara
                                                   Kita-Ku
                                                   Tokyo, Japan

      With respect to the matters set forth in Article VIII, the Escrow Agent has caused this Agreement to be signed by its duly authorized representative, as of the date first written above.

                                          GREATER BAY TRUST COMPANY


                                          By:  /s/ Anna Paiva
                                             ----------------------------------
                                                   Anna Paiva
                                                   Vice President and
                                                   Trust Officer

                                          Address:   400 Emerson Street,
                                                     2nd Floor
                                                     Palo Alto, CA 94301

                                          Telephone: 650-614-5720

                                          Facsimile: 650-473-1326